Exhibit 99.1
MYR Group Inc. Announces First-Quarter 2024 Results
Thornton, Colo., May 1, 2024 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its first-quarter 2024 financial results.
Highlights for First Quarter 2024
•Quarterly revenues of $815.6 million
•Quarterly net income of $18.9 million, or $1.12 per diluted share
•Quarterly EBITDA of $39.8 million
•Backlog of $2.43 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our first quarter 2024 financials resulted in a slight increase in revenues and consolidated gross profit compared to the same period of 2023.” Mr. Swartz also said, “The relatively slow start to the year for MYR Group in the first quarter of 2024 reflects some of the near-term supply chain and regulatory challenges a few of our customers are experiencing. Bidding activity remains healthy across both of our business segments, demonstrating positive signs for continued long-term growth. We remain focused on expanding our strong customer relationships through alliance agreements and strategically capturing new opportunities which we believe will drive success in the coming year.”
First Quarter Results
MYR reported first-quarter 2024 revenues of $815.6 million, an increase of $4.0 million, or 0.5 percent, compared to the first quarter of 2023. Specifically, our Transmission and Distribution (“T&D”) segment reported quarterly revenues of $490.4 million, an increase of $45.1 million, or 10.1 percent, from the first quarter of 2023, due to an increase in revenue on distribution projects and an increase in revenue on transmission projects. Our Commercial and Industrial (“C&I”) segment reported quarterly revenues of $325.2 million, a decrease of $41.1 million, or 11.2 percent, from the first quarter of 2023, which was primarily due to the delayed start of certain projects that are expected to begin later in 2024.
Consolidated gross profit increased to $86.2 million for the first quarter of 2024, compared to $84.4 million for the first quarter of 2023. The increase in gross profit was due to higher revenues and higher margin. Gross margin increased to 10.6 percent for the first quarter of 2024 from 10.4 percent for the first quarter of 2023. The increase in gross margin was primarily due to better-than-anticipated productivity, favorable joint venture results, favorable change orders and a favorable job closeout. These margin improvements were partially offset by labor and project inefficiencies, some of which were caused by inclement weather experienced on certain projects, rising costs associated with supply chain disruptions, an unfavorable change order and an unfavorable job closeout. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 1.2 percent and 0.6 percent for the first quarter of 2024 and 2023, respectively.
Selling, general and administrative expenses increased to $62.2 million for the first quarter of 2024, compared to $57.0 million for the first quarter of 2023. The period-over-period increase was primarily due to an increase in employee-related expenses, an increase in contingent compensation expense related to a prior acquisition and an increase in employee incentive compensation costs.
Interest expense increased to $1.1 million for the first quarter of 2024, compared to $0.6 million for the first quarter of 2023. The period-over-period increase was attributable to higher average outstanding debt balances and higher interest rates, during the first quarter of 2024 as compared to the first quarter of 2023.
Income tax expense was $4.2 million for the first quarter of 2024, with an effective tax rate of 18.0 percent, compared to income tax expense of $3.9 million for the first quarter of 2023, with an effective tax rate of 14.4 percent. The increase in the effective tax rate for the first quarter of 2024 compared to the first quarter of 2023 was primarily due to lower stock compensation excess tax benefits and higher other permanent difference items.

For the first quarter of 2024, net income was $18.9 million, or $1.12 per diluted share, compared to $23.2 million, or $1.38 per diluted share, for the same period of 2023. First-quarter 2024 EBITDA, a non-GAAP financial measure, was $39.8 million, compared to $41.3 million in the first quarter of 2023.
Backlog
As of March 31, 2024, MYR's backlog was $2.43 billion, compared to $2.51 billion as of December 31, 2023. As of March 31, 2024, T&D backlog was $853.2 million, and C&I backlog was $1.57 billion. Total backlog at March 31, 2024 decreased $243.0 million, or 9.1 percent, from the $2.67 billion reported at March 31, 2023.
Balance Sheet
As of March 31, 2024, MYR had $434.3 million of borrowing availability under its $490 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its first-quarter 2024 results on Thursday, May 2, 2024 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register.vevent.com/register/BI854acb449c13458fab6e49708f48fcef. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Kelly M. Huntington, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of March 31, 2024 and December 31, 2023

(in thousands, except share and per share data)	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,911	$24,899
Accounts receivable, net of allowances of $946 and $1,987, respectively	527,069	521,893
Contract assets, net of allowances of $575 and $610, respectively	450,741	420,616
Current portion of receivable for insurance claims in excess of deductibles	8,215	8,267
Refundable income taxes	1,754	4,034
Prepaid expenses and other current assets	34,497	46,535
Total current assets	1,026,187	1,026,244
Property and equipment, net of accumulated depreciation of $383,009 and $380,465, respectively	272,569	268,978
Operating lease right-of-use assets	38,515	35,012
Goodwill	115,865	116,953
Intangible assets, net of accumulated amortization of $31,564 and $30,534, respectively	81,449	83,516
Receivable for insurance claims in excess of deductibles	33,594	33,739
Investment in joint ventures	9,461	8,707
Other assets	5,850	5,597
Total assets	$1,583,490	$1,578,746

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,617	$7,053
Current portion of operating lease obligations	9,918	9,237
Current portion of finance lease obligations	1,845	2,039
Accounts payable	321,277	359,363
Contract liabilities	270,964	240,411
Current portion of accrued self-insurance	24,623	28,269
Accrued income taxes	1,185	237
Other current liabilities	95,929	100,593
Total current liabilities	732,358	747,202
Deferred income tax liabilities	47,829	48,230
Long-term debt	31,315	29,188
Accrued self-insurance	51,007	51,796
Operating lease obligations, net of current maturities	28,592	25,775
Finance lease obligations, net of current maturities	184	314
Other liabilities	28,485	25,039
Total liabilities	919,770	927,544
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,761,942 and 16,684,492 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	167	167
Additional paid-in capital	158,791	162,386
Accumulated other comprehensive loss	(6,352)	(3,880)
Retained earnings	511,114	492,529
Total shareholders’ equity	663,720	651,202
Total liabilities and shareholders’ equity	$1,583,490	$1,578,746

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three Months Ended March 31, 2024 and 2023

	Three months ended March 31,
(in thousands, except per share data)	2024	2023
Contract revenues	$815,562	$811,616
Contract costs	729,319	727,224
Gross profit	86,243	84,392
Selling, general and administrative expenses	62,233	56,964
Amortization of intangible assets	1,228	1,226
Gain on sale of property and equipment	(1,489)	(1,224)
Income from operations	24,271	27,426
Other income (expense):
Interest income	142	321
Interest expense	(1,054)	(586)
Other expense, net	(263)	(90)
Income before provision for income taxes	23,096	27,071
Income tax expense	4,157	3,908
Net income	$18,939	$23,163
Income per common share:
—Basic	$1.13	$1.39
—Diluted	$1.12	$1.38
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,711	16,618
—Diluted	16,837	16,824

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2024 and 2023

	Three months ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$18,939	$23,163
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	14,602	12,763
Amortization of intangible assets	1,228	1,226
Stock-based compensation expense	1,917	1,982
Gain on sale of property and equipment	(1,489)	(1,224)
Other non-cash items	656	62
Changes in operating assets and liabilities:
Accounts receivable, net	(6,009)	53,819
Contract assets, net	(30,962)	(31,868)
Receivable for insurance claims in excess of deductibles	197	(601)
Other assets	13,409	15,921
Accounts payable	(30,990)	(19,142)
Contract liabilities	30,758	(6,312)
Accrued self-insurance	(4,426)	(2,561)
Other liabilities	(140)	(10,070)
Net cash flows provided by operating activities	7,690	37,158
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,879	1,539
Purchases of property and equipment	(25,783)	(19,615)
Net cash flows used in investing activities	(23,904)	(18,076)
Cash flows from financing activities:
Borrowings under revolving lines of credit	121,745	9,242
Repayments under revolving lines of credit	(117,463)	(22,157)
Payment of principal obligations under equipment notes	(2,591)	(1,980)
Payment of principal obligations under finance leases	(275)	(302)
Proceeds from exercise of stock options	—	20
Payments related to tax withholding for stock-based compensation	(5,866)	(7,936)
Net cash flows used in financing activities	(4,450)	(23,113)
Effect of exchange rate changes on cash	(324)	30
Net decrease in cash and cash equivalents	(20,988)	(4,001)
Cash and cash equivalents:
Beginning of period	24,899	51,040
End of period	$3,911	$47,039

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended March 31, 2024 and 2023 and
As of March 31, 2024, December 31, 2023, March 31, 2023 and March 31, 2022

	Three months ended March 31,		Last twelve months ended March 31,
(dollars in thousands, except share and per share data)	2024	2023	2024		2023
Summary Statement of Operations Data:
Contract revenues	$815,562	$811,616	$3,647,851		$3,183,534
Gross profit	$86,243	$84,392	$366,248		$347,869
Income from operations	$24,271	$27,426	$125,938		$117,431
Income before provision for income taxes	$23,096	$27,071	$121,029		$116,831
Income tax expense	$4,157	$3,908	$34,263		$30,975
Net income	$18,939	$23,163	$86,766		$85,856
Tax rate	18.0%	14.4%	28.3%		26.5%

Per Share Data:
Income per common share:
–Basic	$1.13	$1.39	$5.19	(1)	$5.15	(1)
–Diluted	$1.12	$1.38	$5.16	(1)	$5.08	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,711	16,618	16,706	(2)	16,687	(2)
–Diluted	16,837	16,824	16,828	(2)	16,884	(2)

(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023	March 31, 2022
Summary Balance Sheet Data:
Total assets	$1,583,490	$1,578,746	$1,360,237	$1,205,579
Total shareholders’ equity	$663,720	$651,202	$577,565	$536,278
Goodwill and intangible assets	$197,314	$200,469	$202,299	$213,510
Total funded debt (3)	$37,932	$36,241	$25,658	$49,696

	Three months ended March 31,
(dollars in thousands)	2024		2023
Segment Results:	Amount	Percent	Amount	Percent
Contract revenues:
Transmission & Distribution	$490,395	60.1%	$445,324	54.9%
Commercial & Industrial	325,167	39.9	366,292	45.1
Total	$815,562	100.0%	$811,616	100.0%
Operating income (loss):
Transmission & Distribution	$29,837	6.1%	$32,821	7.4%
Commercial & Industrial	11,423	3.5	10,627	2.9
Total	41,260	5.1	43,448	5.4
Corporate	(16,989)	(2.1)	(16,022)	(2.0)
Consolidated	$24,271	3.0%	$27,426	3.4%

See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended March 31, 2024 and 2023

	Three months ended March 31,		Last twelve months ended March 31,
(in thousands, except share, per share data, ratios and percentages)	2024	2023	2024	2023

Financial Performance Measures (4):
EBITDA (5)	$39,838	$41,325	$186,706	$177,517
EBITDA per Diluted Share (6)	$2.37	$2.46	$11.10	$10.51
EBIA, net of taxes (7)	$20,694	$24,439	$93,654	$93,696
Free Cash Flow (8)	$(18,093)	$17,543	$(49,356)	$100,541
Book Value per Period End Share (9)	$39.30	$34.17
Tangible Book Value (10)	$466,406	$375,266
Tangible Book Value per Period End Share (11)	$27.62	$22.20
Funded Debt to Equity Ratio (12)	0.06	0.04
Asset Turnover (13)			2.68	2.64
Return on Assets (14)			6.4%	7.1%
Return on Equity (15)			15.0%	16.0%
Return on Invested Capital (16)			14.9%	16.7%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$18,939	$23,163	$86,766	$85,856
Interest expense, net	912	265	4,698	3,198
Income tax expense	4,157	3,908	34,263	30,975
Depreciation and amortization	15,830	13,989	60,979	57,488
EBITDA (5)	$39,838	$41,325	$186,706	$177,517

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$1.12	$1.38	$5.16	$5.09
Interest expense, net, per share	0.06	0.02	0.28	0.19
Income tax expense per share	0.25	0.23	2.04	1.83
Depreciation and amortization per share	0.94	0.83	3.62	3.40
EBITDA per Diluted Share (6)	$2.37	$2.46	$11.10	$10.51

Reconciliation of Non-GAAP measure:
Net income	$18,939	$23,163	$86,766	$85,856
Interest expense, net	912	265	4,698	3,198
Amortization of intangible assets	1,228	1,226	4,909	7,468
Tax impact of interest and amortization of intangible assets	(385)	(215)	(2,719)	(2,826)
EBIA, net of taxes (7)	$20,694	$24,439	$93,654	$93,696

Calculation of Free Cash Flow:
Net cash flow from operating activities	$7,690	$37,158	$41,548	$183,175
Less: cash used in purchasing property and equipment	(25,783)	(19,615)	(90,904)	(82,634)
Free Cash Flow (8)	$(18,093)	$17,543	$(49,356)	$100,541

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of March 31, 2024, 2023 and 2022

(in thousands, except per share amounts)	March 31, 2024	March 31, 2023
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$663,720	$577,565
Goodwill and intangible assets	(197,314)	(202,299)
Tangible Book Value (10)	$466,406	$375,266

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$39.30	$34.17
Goodwill and intangible assets per period end share	(11.68)	(11.97)
Tangible Book Value per Period End Share (11)	$27.62	$22.20

Calculation of Period End Shares:
Shares outstanding	16,762	16,699
Plus: common equivalents	126	206
Period End Shares (17)	16,888	16,905

(in thousands)	March 31, 2024	March 31, 2023	March 31, 2022
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$663,720	$577,565	$536,278
Plus: total funded debt	37,932	25,658	49,696
Less: cash and cash equivalents	(3,911)	(47,039)	(18,732)
Invested Capital	$697,741	$556,184	$567,242
Average Invested Capital (18)	$626,963	$561,713
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total shareholders’ equity at the beginning of the period.
(16)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.
(17)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(18)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.